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                                                     Exhibit 3.01
                         AMENDED AND RESTATED

                               BY-LAWS

                                  OF

             ELECTRONIC THEATRE RESTAURANTS CORPORATION
          (now known as SPECIALTY CHEMICAL RESOURCES, INC.)


                              ARTICLE I

                             STOCKHOLDERS


     Section 1.    Place of Stockholders' Meetings.   All meetings
of the stockholders of the Corporation shall be held at such place or places, within or outside the State of Delaware, as may be fixed by the Board of Directors, the Chairman of the Board or the President from time to time or as shall be specified in the respec-tive notices of the meetings or in waivers of notice thereof. If the place of any meeting is not so fixed, it shall be held at the registered office of the Corporation in the State of Delaware.

     Section 2.    Date, Hour and Purpose of Annual Meetings of
Stockholders.   Annual Meetings of Stockholders shall be held on
such day and at such time each year as the Directors may determine from time to time by resolution, at which meeting the stockholders shall elect, by a majority of the votes cast at such election, a Board of Directors, and transact such other business as may properly be brought before the meeting. If for any reason a Board of Direc-tors shall not be elected at the Annual Meeting of Stockholders, or if it appears that such Annual Meeting is not held on such date as may be fixed by the Directors in accordance with the pro-visions of the By-Laws, then in either such event the Directors shall cause the election to be held as soon thereafter as convenient.

     Section 3.    Special Meetings of Stockholders.   Special
meetings of the stockholders entitled to vote may be called by the Chairman of the Board or the President, shall be called by the President or the Secretary at the request in writing of the stockholder or stockholders owning a majority of the common stock of the Corporation issued and outstanding and entitled to vote. Special meetings may also be called for such purpose or purposes and in such manner as shall be provided for in the Certificate of Incorporation of the Corporation. Such request shall state the purpose or purposes of the meeting.

     Section 4.     Notice of Meetings of Stockholders.   Except
as otherwise required or permitted by law, whenever the stockholders are required or permitted to take any action at a meeting, written notice thereof shall be given, stating the place, date and time of the meeting and, unless it is the annual meeting, by or at





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whose direction it is being issued.  The notice also shall designate the place where the stockholders' list is available for examination, unless the list is kept at the place where the meeting is to be held. Notice of a special meeting also shall state the purpose or purposes for which the meeting is called. A copy of the notice of any meeting shall be delivered personally or shall be mailed, not less than ten (10) nor more than sixty (60) days before the date of the meeting, to each stockholder entitled to vote at the meeting. If mailed, the notice shall be deemed given when deposited in the United States mail, postage prepaid, and shall be directed to each stockholder at his address as it appears on the records of the Corporation, unless he shall have filed with the Secretary of the Corporation a written request that notices to him be mailed to some other address, in which case it shall be directed to him at the other address. Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall attend the meeting, except for the express purpose of objecting at the beginning thereof to the transaction of any business because the meeting is not lawfully called or convened, or who shall submit, either before or after the meeting, a signed waiver of notice.
All notices with respect to any shares which are held jointly by two (2) or more persons may be given to that one (1) of such persons who is named first upon the transfer books of the Corporation and notice so given shall be sufficient notice to all the holders of such shares.

An Affidavit of the Secretary or an Assistant Secretary or of a transfer agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

     Section 5.    Quorum of Stockholders.   (a)  Unless otherwise
provided by the laws of Delaware, at any meeting of the stock-holders the presence in person or by proxy of stockholders entitled to cast one-third (1/3) of the votes thereat shall constitute a quorum.

     (b) At any meeting of the stockholders at which a quorum shall be present, a majority of those present in person or by proxy may adjourn the meeting from time to time without notice other than announcement at the meeting. In the absence of a quorum, the officer presiding thereat shall have power to adjourn the meeting from time to time until a quorum shall be present. Notice of any adjourned meeting other than announcement at the meeting shall not be required to be given, except as provided in paragraph
(d) below and except where expressly required by law.

     (c) At any adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally called, but only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof, unless a new record date is fixed by the Board of Directors.

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     (d)  If an adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting.

     Section 6.    Chairman and Secretary of Meeting.    The
Chairman of the Board, or in his absence, the President, or in his absence, any Vice President, shall preside at meetings of the stockholders. The Secretary shall act as secretary of the meeting, or in his absence an Assistant Secretary shall act, or if neither is present, then the presiding officer shall appoint a person to act as secretary of the meeting.

     Section 7.    Voting by Stockholders.   Except as may be
otherwise provided by the Certificate of Incorporation or by these By-Laws, at every meeting of the stockholders each stockholder shall be entitled to one (1) vote for each share of stock standing in his name on the books of the Corporation on the record date for the meeting. All elections, including the election of Directors, and questions shall be decided by the vote of a majority in interest of the stockholders present in person or represented by proxy and entitled to vote at the meeting, except as otherwise permitted or required by the laws of Delaware, the Certificate of Incorporation or these By-Laws. Written ballots shall not be required for voting on any matter unless order by the Chairman of the meeting.

     Section 8.    Proxies.   Any stockholder entitled to vote at
any meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy. Every proxy shall be in writing, subscribed by the stockholder or his duly authorized attorney-in-fact, but need not be dated, sealed, witnessed or acknowledged and submitted to the secretary of the meeting at or before such meeting.

     Section 9.    List of Stockholders.   (a)  At least ten (10)
days before every meeting of stockholders, the Secretary shall prepare or cause to be prepared a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder.

     (b) During ordinary business hours, for a period of at least ten (10) days prior to the meeting, such list shall be open to examination by any stockholder for any purpose germane to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held.



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     (c)  The list shall also be produced and kept at the time
and place of the meeting during the whole time of the meeting, and it may be inspected by any stockholder who is present.

     (d) The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this Section or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

     Section 10. Consent of Stockholders in Lieu of Meeting. Unless otherwise provided in the Certificate of Incorporation of the Corporation, any action which may be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken,shall be signed, in person or by proxy, by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to author-ize or take the action at a meeting at which all shares entitled to vote thereon were present and voted in person or by proxy. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing, but who were entitled to vote on the matter.


                                   ARTICLE II

                                   DIRECTORS

     Section 1.    Powers of Directors.   The property, business
and affairs of the Corporation shall be managed by its Board of Directors, which may exercise all the powers of the Corporation except such as are by the laws of Delaware or the Certificate of Incorporation or these By-Laws required to be exercised by the stockholders.

     Section 2.    Number, Method of Election, Terms of Office of
Directors.   The number of Directors which shall constitute the
whole Board of Directors shall be such as from time to time shall be determined by resolution of the Board of Directors, but the number shall not be less than one (1) provided that the tenure of a Director shall not be affected by any decrease in the number of Directors so made by the Board. Each Director shall hold office until his successor is elected and qualified, provided however that a Director may resign at any time.

     Section 3.    Vacancies on Board of Directors.   (a)  Any
Director may resign his office at any time by delivering his resigna-tion in writing to the Chairman or the President or the Secretary.
It will take effect at the time specified therein, or if no time is specified, it will be effective at the time of its receipt by the Corporation. The acceptance of a resignation shall not be


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necessary to make it effective, unless expressly so provided in the resignation.

     (b) Any vacancy or newly created Directorship resulting from any increase in the authorized number of Directors may be filled by vote of a majority of the Directors then in office, though less than a quorum, or by a sole remaining director and any Director so chosen shall hold office until the next annual election of Directors by the stockholders and until his successor is duly elected and qualified, or until his earlier resignation or removal.

     Section 4.    Meetings of the Board of Directors.   (a)  The
Board of Directors may hold their meetings, both regular and special, either within or outside the State of Delaware.

     (b) Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by resolution of the Board of Directors.

     (c) The first meeting of each newly elected Board of Directors except the initial Board of Directors shall be held (1) as soon as practicable after the Annual Meeting of the stockholders or
(2) without notice immediately after the Annual Meeting of stock-holders or such date and at such time and place as the Board deter-mines.

     (d) Special meetings of the Board of Directors shall be held whenever called by direction of the Chairman or the President or at the request of Directors constituting one-third (1/3) of the number of Directors then in office, but not less than two (2) Directors.

     (e) The Secretary shall give notice to each Director of any meeting of the Board of Directors by mailing the same at least two (2) days before the meeting or by telegraphing or delivering the same not later than the day before the meeting. Such notice need not include a statement of the business to be transacted at, or the purpose of, any such meeting. Any and all business may be transacted at any meeting of the Board of Directors. Notice of any adjourned meeting including the place, date, and time of the new meeting, shall be given to all Directors not present at the time of the adjournment, as well as to the other Directors unless the place, date and time of the new meeting is announced at the adjourned meeting. No notice to or waiver by any Director shall be required with respect to any meeting at which the Director is present.

     Section 5.    Quorum.   Except as otherwise provided by
law or in these By-Laws, at all meetings of the Board a majority of the entire Board shall constitute a quorum for the transaction of business, and the affirmative vote of a majority of the entire

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Board at such a meeting shall be required for the taking of any action by the Board. A majority of the Directors present, whether or not a quorum is present, may adjourn any meeting to another place, date and time.


     Section 6. Presiding Officer and Secretary of Meeting. The Chairman or, in his absence, a member of the Board of Directors selected by the members present, shall preside at meetings of the Board. The Secretary shall act as secretary of the meeting, but in his absence the presiding officers shall appoint a secretary of the meeting.

     Section 7.    Action by Consent Without Meeting.   Any
action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing and the writing or writings are filed with the records of the Board or committee.

     Section 8.    Executive Committee.   The Board of Directors
may appoint from among its members and from time to time may fill vacancies in an Executive Committee to serve during the pleasure of the Board. The Executive Committee shall consist of such number of members as the Board of Directors may by resolution from time to time fix. One (1) of such members shall be the Chairman of the Board who shall be the presiding officer of the Committee. During the intervals between the meetings of the Board, the Executive Committee shall possess and may exercise all of the powers of the Board in the management of the business and affairs of the Corporation conferred by these By-Laws or otherwise. The Committee shall keep a record of all its proceedings and report the same to the Board. A majority of the members of the Committee shall constitute a quorum. The act of a majority of the members of the Committee present at any meeting at which a quorum is present shall be the act of the Committee.

     Section 9.    Other Committees.   The Board of Directors may
also appoint from among its members such other committees, of such number of members as it may by resolution fix, as it may from time to time deem desirable, and may delegate to such committees such powers of the Board as it may consider appropriate.

     Section 10.   Compensation of Directors.    Directors shall
receive such reasonable compensation for their service on the Board of Directors or any committees thereof, whether in the form of salary or a fixed fee for attendance at meetings, or both, with expenses, if any, as the Board of Directors may from time to time determine. Nothing herein contained shall be construed to preclude any Director from serving in any other capacity and receiving compensation therefor.


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     Section 11.  Telephonic Meetings.  To the extent permitted, by law, members of the Board of Directors or any Committee thereof may participate in a meeting of such body through the use of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting.

                                  ARTICLE III

                                    OFFICERS

     Section 1.    Executive Officers of the Corporation.   The
executive officers of the Corporation shall be chosen by the Board of Directors and shall be a Chairman of the Board, a President, a Vice President, a Secretary, a Treasurer and a Controller.

     Section 2. Choosing of Executive Officers. The Board of Directors at its first meeting after each Annual Meeting of Stockholders shall choose a Chairman of the Board, a President, a Vice President, a Secretary and a Treasurer, none of whom need be a member of the Board, except the Chairman of the Board and the President.

     Section 3.    Additional Officers.   The Board of Directors
may appoint additional Vice Presidents, Assistant Secretaries, Assistant Treasurers and such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

     Section 4.    Salaries.   The salaries of all officers and
agents of the Corporation specially appointed by the Board shall be fixed by the Board of Directors or the President.

     Section 5.    Term, Removal and Vacancies.   The officers of
the Corporation shall hold office until their respective successors are chosen and qualify. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors.
Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise shall be filled by the Board of Directors.

     Section 6.    Chairman of the Board.   The Chairman of the
Board shall preside at all meetings of the Board of Directors and of the stockholders at which he is present. He shall perform such additional duties as the Board of Directors may from time to time prescribe.

     Section 7.    President.   The President shall be the chief
executive officer of the Corporation. He shall have general charge and supervision of the business of the Corporation and shall perform

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all the duties incident to the office of chief executive
officer. He shall have direct supervision of the other officers, other than the Chairman of the Board, and shall also exercise and perform such other powers and duties as may be assigned to him by the Board of Directors. In the absence of the Chairman of the Board, the President shall preside at all meetings of the Board of Directors and the stockholders.

     Section 8.    Powers and Duties of Vice Presidents.   In the
absence, disability, or inability to act of the President, the Board of Directors shall designate a Vice President to perform all duties and exercise all the powers of the President and to perform such other duties as the Board may from time to time pre-scribe. Each Vice President shall have such powers and shall perform such duties as may be assigned to him by the Board.

     Section 9.   Powers and Duties of Treasurer and Assistant
Treasurers.   (a)  The Treasurer shall have the care and custody
of all the funds and securities of the Corporation except as may be otherwise ordered by the Board of Directors, and shall cause such funds to be deposited to the credit of the Corporation in such banks or depositories as may be designated by the Board of Directors, the Chairman, the President or the Treasurer, and shall cause such securities to be placed in safekeeping in such manner as may be designated by the Board of Directors, the Chairman, the President or the Treasurer.

     (b) The Treasurer, or an Assistant Treasurer, or such other person or persons as may be designated for such purpose by the Board of Directors, the Chairman, the President or the Treasurer, may endorse in the name and on behalf of the Corporation all instru-ments for the payment of money, bills of lading, warehouse receipts, insurance policies and other commercial documents requiring such endorsement.

     (c) The Treasurer, or an Assistant Treasurer, or such other person or persons as may be designated for such purpose by the Board of Directors, the Chairman, the President or the Treasurer, may sign all receipts and vouchers for payments made to the Corpora-tion; he shall render a statement of the cash account of the Corpora-tion to the Board of Directors as often as it shall require the same; he shall enter regularly in books to be kept by him for that purpose full and accurate accounts of all moneys received and paid by him on account of the Corporation and of all securities received and delivered by the Corporation.

     (d) Each Assistant Treasurer shall perform such duties as may from time to time be assigned to him by the Treasurer or by the Board of Directors. In the event of the absence of the Treasurer or his incapacity or inability to act, then any Assistant Treasurer may perform any of the duties and may exercise any of the powers of the Treasurer.


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            Section 10.  The Controller and Assistant Controllers.  The
        Controller shall prescribe the system of accounts. He shall have immediate charge of all books and records of account, except as otherwise provided for by resolution of the Board of Directors, and he shall have the supervision and direction of all other accounts of the Corporation and of any company which the Cor-poration controls by ownership of stock or otherwise. He shall require reports from the Treasurer and from all other officers and agents of the Corporation who receive or disburse funds for its account, at such time and in such form as he may deem advisable. He shall compile and maintain such accounting and statistical records and data as may be required, and shall prepare and submit to the executive officers, including the Treasurer, and to the Board of Directors such periodical and special financial statements as may be called for by them. He shall perform such other duties as from time to time may be assigned to him by the Board of Directors or the President. The Assistant Controller, or if there shall be more than one, the Assistant Controllers in the order prescribed by the Board of Directors, shall, in the absence or disability of the Controller, perform the duties and exercise the powers of the Controller and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

             Section 11.   Powers and Duties of Secretary and Assistant
        Secretaries.   (a)  The Secretary shall attend all meetings of
        the Board, all meetings of the stockholders, and shall keep the minutes of all proceedings of the stockholders and the Board of Directors in proper books provided for that purpose. The Secretary shall attend to the giving and serving of all notices of the Corpora-tion in accordance with the provisions of these By-Laws and as required by the laws of Delaware. The Secretary may, with the President, a Vice President or other authorized officer, sign all contracts and other documents in the name of the Corporation. He shall perform such other duties as may be prescribed in these By-Laws or assigned to him and all other acts incident to the position of Secretary.

             (b) Each Assistant Secretary shall perform such duties as may from time to time be assigned to him by the Secretary or by the Board of Directors. In the event of the absence of the Secretary or his incapacity or inability to act, then any Assistant Secretary may perform any of the duties and may exercise any of the powers of the Secretary.

             (c) In no case shall the Secretary or any Assistant Secretary, without the express authorization and direction of the Board of Directors, have any responsibility for, or any duty or authority with respect to, the withholding or payment of any federal, state or local taxes of the Corporation, or the preparation or filing of any tax return.



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                                   ARTICLE IV

                                 CAPITAL STOCK

     Section 1.    Stock Certificates.   (a)  Every holder of
stock in the Corporation shall be entitled to have a certificate signed in the name of the Corporation by the Chairman, the President or a Vice President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, certifying the number of shares owned by him.

     (b) If such a certificate is countersigned by a transfer agent other than the Corporation or its employee, or by a registrar other than the Corporation or its employee, the signatures of the officers of the Corporation may be facsimiles and, if permitted by Delaware law, any other signature on the certificate may be a facsimile.

     (c) In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of issue.

     (d) Certificates of stock shall be issued in such form not inconsistent with the Certificate of Incorporation as shall be approved by the Board of Directors. They shall be numbered and registered in the order in which they are issued. No certificate shall be issued until fully paid.

     Section 2.    Record Ownership.   A record of the name and
address of the holder of each certificate, the number of shares represented thereby, and the date of issue thereof shall be made on the Corporation's books. The Corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof, and accordingly shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice thereof, except as required by the laws of Delaware.

     Section 3.    Transfer of Record Ownership.   Transfers of
stock shall be made on the books of the Corporation only by direction of the person named in the certificate or his attorney, lawfully constituted in writing, and only upon the surrender of the certi-ficate therefor and a written assignment of the shares evidenced thereby. Whenever any transfer of stock shall be made for colla-teral security, and not absolutely, it shall be so expressed in the entry of the transfer if, when the certificates are presented to the Corporation for transfer, both the transferor and transferee request the Corporation to do so.




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
     Section 4.    Lost, Stolen or Destroyed Certificates.
Certificates representing shares of the stock of the Corporation shall be issued in place of any certificate alleged to have been lost, stolen or destroyed in such manner and on such terms and conditions as the Board of Directors from time to time may authorize.

     Section 5.    Transfer Agent, Registrar, Rules Respecting
Certificates.   The Corporation shall maintain one or more transfer
offices or agencies where stock of the Corporation shall be trans-ferable. The Corporation shall also maintain one or more registry offices where such stock shall be registered. The Board of Directors may make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of stock certificates.

     Section 6.    Fixing Record Date for Determination of Stock-
holders of Record.   The Board of Directors may fix in advance a
date as the record date for the purpose of determining the stock-holders entitled to notice of, or to vote at, any meeting of the stockholders or any adjournment thereof, or the stockholders entitled to receive payment of any dividend or other distribution or the allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or to express consent to corporate action in writing without a meeting, or in order to make a determination of the stockholders for the purpose of any other lawful action. Such record date in any case shall not be more than sixty (60) days nor less than ten (10) days before the date of a meeting of the stockholders, nor more than sixty (60) days prior to any other action requiring such determination of the stockholders. A determination of stockholders of record entitled to notice of or to vote at a meeting of stock-holders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.


                                   ARTICLE V

                       SECURITIES HELD BY THE CORPORATION

     Section 1.    Voting.   Unless the Board of Directors shall
otherwise order, the Chairman, the President, or any other corporate officer specifically authorized to do so by the Board of Directors or by the President shall have full power and authority on behalf of the Corporation to attend, act and vote at any meeting of the stockholders of any corporation in which the Corporation may hold stock and at such meeting to exercise any or all rights and powers incident to the ownership of such stock, and to execute on behalf of the Corporation a proxy or proxies empowering another or others to act as aforesaid.

     Section 2.     General Authorization to Transfer Securities
Held by the Corporation.   (a)  The Chairman, the President, or
any other corporate officer specifically authorized by the Board



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
of Directors or by the President shall be and are hereby authorized and empowered to transfer, convert, endorse, sell, assign, set over and deliver any and all shares of stock, bonds, debentures, notes, subscription warrants, stock purchase warrants, evidences of indebtedness, or other securities now or hereafter standing in the name of or owned by the Corporation, and to make, execute and deliver under the seal of the Corporation any and all written instruments of assignment and transfer necessary or proper to effectuate the authority hereby conferred.

     (b) Whenever there shall be annexed to any instrument of assignment and transfer executed, pursuant to and in accordance with the foregoing paragraph (a), a certificate of the Secretary or an Assistant Secretary of the Corporation in office at the date of such certificate setting forth the provisions hereof and stating that they are in full force and effect and setting forth the names of persons who are then officers of the Corporation, then all persons to whom such instrument and annexed certificate shall thereafter come shall be entitled, without further inquiry or investigation and regardless of the date of such certificate, to assume and to act in reliance upon the assumption that the shares of stock or other securities named in such instrument were theretofore duly and properly transferred, endorsed, sold, assigned, set over and delivered by the Corporation, and that with respect to such securities the authority of these provisions of these By-Laws and of such officers is still in full force and effect.


                                   ARTICLE VI

                                   DIVIDENDS

     Section 1.    Declaration of Dividends.   Dividends upon the
capital stock of the Corporation may be declared by the Board of Directors, by the Executive Committee, or by any other committee of the Board of Directors that has been specifically delegated, by the Board of Directors, the power to declare dividends at any regular or special meeting, of said Board of Directors, Executive Committee or other committee, respectively. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

     Section 2.    Payment and Reserves.   Before payment of any
dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors, the Executive Committee or such other authorized committee, from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing divi-dends, or for repairing or maintaining any property of the Corpora-tion, or for such other purpose as the Board of Directors, the Executive Committee or such other authorized committee shall think



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
conducive to the interest of the Corporation, and the directors, the members of the Executive Committee or the members of such other authorized committee may modify or abolish any such reserves in the manner in which they were created.

     Section 3.    Record Date.   The Board of Directors, the
Executive Committee or such other authorized committee may, to the extent provided by law, prescribe a period, in no event in excess of sixty (60) days, prior to the date for payment of any dividend, as a record date for the determination of stockholders entitled to receive payment of any such dividend, and in such case such stockholders and only such stockholders as shall be stockholders of record on said date so fixed shall be entitled to receive payment of such dividend, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

                                  ARTICLE VII

                               GENERAL PROVISIONS

     Section 1.    Signatures of Officers.   All checks or demands
for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate. The signature of any officer upon any of the foregoing instruments may be a facsimile whenever authorized by the Board.

     Section 2.    Seal.   The corporate seal shall have inscribed
thereon the name of the Corporation, the year of its incorporation and the words "Corporate Seal, Delaware". Said seal may be used for causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

     Section 3.    Indemnification.   The Corporation shall indemnify
its officers, directors, employees and agents to the extent permitted by the General Corporation Law of Delaware.


                                 ARTICLE VIII

                     WAIVER OF OR DISPENSING WITH NOTICE

     Whenever any notice of the time, place or purpose of any meeting of the stockholders, Directors or a committee is required to be given under the laws of Delaware, the Certificate of Incor-poration or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the holding thereof, or actual attendance at the meeting in person, or in the case of the stockholders, by his attorney-in-fact, shall be deemed equivalent to the giving of such notice to such persons. No notice need be given to any person with whom communication is made unlawful by any law of the united States or any rule, regulation, proclamation or executive order issued under any such law.


                                   ARTICLE IX

                              AMENDMENT OF BY-LAWS

     These By-Laws, or any of them, may from time to time be supple-mented, amended or repealed by the Board of Directors, or by the vote of a majority in interest of the stockholders represented and entitled to vote at any meeting at which a quorum is present.

                            AMENDMENTS TO AMENDED
                             AND RESTATED BY-LAWS

        Section 5. (b)    At any meeting of the stockholders at which a quorum
shall be present, the officer presiding thereat or a majority of those present in person or by proxy may adjourn the meeting from time to time without notice other than announcement at the meeting. In the absence of a quorum, the officer presiding thereat shall have the power to adjourn the meeting from time to time until a quorum shall be present. Notice of any adjourned meeting other than announcement at the meeting shall not be required to be given, except as provided in Paragraph (d) below and except where expressly required by law.

        Section 10. (a)    CONSENT OF STOCKHOLDERS IN LIEU OF MEETING. Unless
otherwise provided in the Certificate of Incorporation of the Corporation, any action which may be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed, in person or by proxy, by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote thereon were present and voted in person or by proxy. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing, but who were entitled to vote on the matter.

        (b) In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within ten (10) days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within ten (10) days after the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of stockholders meetings are recorded, to the attention of the Secretary of the Corporation. Delivery shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.